SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 19, 2005

(Date of Report)

August 19, 2005

(Date of Earliest Event Reported)

Turinco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 Commission File Number	87-0618509 (IRS Employer I.D. No.)

1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117

(Address of Principal Executive Offices)

801 582 9609

 (Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On August 18, 2005, the Company entered into an Agreement and Plan of Reorganization with Arvana Networks, Inc. and the shareholders of Arvana, whereby the Company would issue 4,500,000 shares of restricted common stock in exchange for all of the issued and outstanding shares of Arvana, making Arvana a wholly owned subsidiary.  In addition to the share exchange, Arvana nominated three directors to the board of the Company.

Item 2.01

Completion of Acquisition or Disposition of Assets

On August 18, 2005, the Company completed its acquisition of Arvana by exchanging 4,500,000 shares of the Company’s restricted common stock for all of the issued and outstanding shares of Arvana, making Arvana a wholly owned subsidiary of the Company.  The Company now intends to pursue the business of Arvana.  Following is a description of the anticipated business of Arvana.

Overview

Arvana Networks, Inc. was incorporated in Barbados in January 2005 to capitalize on digital telephony opportunities internationally with an initial emphasis on South America.  Arvana provides IP Telephony – Voice over Internet Protocol, or VoIP services.  VoIP takes ordinary analog audio signals and turns them into digital signals that can be sent over the Internet or a private network.  This is in contrast with the current phone systems’ capital-intensive method for connecting calls known as “circuit switching.”  IP telephony systems are substantially less expensive than traditional telephony.

Arvana has not yet commenced its planned operations and has no operating history.  We anticipate Arvana will require additional capital to fund geographic growth and implement its business plan.

To use IP telephony, a customer simply needs a broadband Internet connection and one of the following:

a)

A small adapter which converts the voice signal to data and transmits it over the internet.  A regular phone is plugged into the adapter, so nothing appears different from the caller’s viewpoint.

b)

An IP phone – this operates just like a regular phone except it can be plugged directly into an Internet connection.

c)

Softphone – a software application which enables a PC with a microphone and speakers to be used as a phone.

Calls can then be made over the Internet to other IP users anywhere in the world at no cost beyond the monthly subscription.  Where the call is to a traditional telephone or mobile phone, it is routed to the point on the Internet closest to the person being called, where it is passed to a local carrier to be terminated on the phone of the person being called.   As the Arvana cost of handling the call is low due to the low rates available to us, we can offer long distance prices which are highly attractive yet profitable.

In each target country, we intend to build our own network of access points to the Internet (POPs), enabling a large majority of the population to access the network through a local call.  This network will bypass the existing phone carrier’s trunk lines, and will enable us to complete calls at our own highly competitive rates.

We intend to generate revenues through three main types of service using our proposed network:

1.

Inexpensive call handling for both outbound and inbound calls.

2.

Monthly subscriptions to our voice service offering a further significant reduction in telephony costs.  Primary focus will be on the corporate market where Long Distance/International calls are frequent, and thus where the savings and call features we offer are of the greatest value.

3.

Long Distance/International Calling Cards for both the corporate and consumer markets.

To minimize time to market, Arvana is partnering with companies who between them will have all the required components of the service.

The above services are linked in that they all use the underlying Arvana network infrastructure.  This will comprise a series of access gateways located in major cities and regions across each country.  For example, in the first implementation in Brazil, the initial gateways are expected to be located in eight major cities, connected directly to the Arvana Network Operations Center in Rio de Janeiro.  Each gateway incorporates sufficient phone lines to handle the peak number of calls in that area, enabling anyone to gain access to the Arvana network for the cost of a local call. The Calling Card system will use this network to provide local access for Long Distance and International calls.

Corporate subscribers will use their analog/digital gateway to route Long Distance calls from their existing PBX to the Arvana service, while local calls remain routed to the local carrier.

A primary source of revenue is expected to be providing of Long Distance and International calling services to enterprises which have several national or international offices, or have a need to communicate with their employees, major customers, and suppliers remotely.  The Arvana service will permit each subscriber to call another subscriber anywhere on an unlimited time basis at no incremental cost.  Calls can also originate and/or terminate on the public switched network (PSTN), enabling an Arvana user to call any other phone user in the world at extremely competitive rates.

Business customers are billed through a monthly subscription which includes a base bundle of minutes and a core set of Call Features, such as Caller ID, VoiceMail, etc.  We also expect to offer an international numbering plan such that a company in Argentina, for example, can have a US number which could be dialed by their US customers and have the phone ring in Buenos Aires.

Arvana complements the above services by providing Long Distance/International Telephone Calling Cards which are prepaid and provide access to our digital network locally from any phone – landline, cell phone or payphone.  Arvana expects to provide businesses with branded calling cards for promotions as well as corporate cards for employees who travel, enabling them to minimize the cost of Long Distance calling.

Our initial focus is on providing Arvana’s services in Brazil.  Brazil is the 5th largest telecom market in the world with over 100 million phone lines and well over two million broadband users.  Broadband growth in the region is developing rapidly with Brazil expected to reach four million users by year end 2005.

Our main competition is expected to be the incumbent telephone companies and VoIP suppliers.  In Brazil, competition is expected to come from Brasil Telecom, Embratel, Intelig, Global Village Telecom, Transit, Primeira  Escolha and A5- Alphamayo.

IP Horizon LLC is Arvana’s technology and termination partner and a significant shareholder.  IP Horizon is controlled by Draper Holdings Business Trust.  IP Horizon has expertise in carrier-class digital telephony systems, provides comprehensive management/billing software, a high capacity Calling Card management system and contributed hardware and software to Arvana.  IP Horizon also provides extremely competitive international call termination rates.

Item 3.02

Unregistered Sales of Equity Securities

Pursuant to the terms of the Arvana acquisition, the Company issued 4,500,000 restricted common shares in exchange for all of the issued and outstanding shares of Arvana, making Arvana a wholly owned subsidiary of the Company.  The shares were issued pursuant to an exemption from registration relying on Regulation S and/or Regulation D, Rule 506 and no commissions were paid on the transaction.

In August 2005, a shareholder of the Company returned 1,017,000 shares of common stock for cancellation.  The Company also issued 400,000 shares of restricted common stock for $500,000.  The shares were issued pursuant to an exemption from registration relying on Regulation S and/or Regulation D, Rule 506 and no commission were paid on the transaction.

Following the Arvana acquisition, the cancellation of 1,017,000 shares and the issuance of 400,000 shares, the Company now has 13,786,000 shares issued and outstanding.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

As a result of the Arvana acquisition, the existing directors remain on the board and three new directors were appointed to the board.  Following are biographies of the newly appointed directors:

Robert Russell, Director, Age 35.  Mr. Russell is President and Chief Executive Officer of IP Horizon, LLC, a major shareholder of Arvana and Arvana’s technology and termination partner.  IP Horizon is a division of Draper Holdings Business Trust (DHBT).  Mr. Russell was recruited in 1999 by DHBT, a company known for accomplishments in television and radio broadcasting. As President of DHBT’s Technology Division, Mr. Russell has spent the past 5 years constructing a new “wing” of the 30-year-old communications and media conglomerate.

Ross Wilmot, Director, Age 61.  Mr. Wilmot is a Chartered Accountant and for the past ten years has provided independent financial consulting services.   In addition to serving on the board of Turinco, Mr. Wilmot serves the following public companies:

COMPANY

POSITION

ASP Ventures Corp.

Director and Officer

CTF Technologies Inc.

Director and Officer

Newtech Resources Ltd.

Director and Officer.

Orex Ventures Inc.

Director and Officer

Orko Gold Corporation

Director and Officer

Quantum Power Corporation

Director and Officer

Avigo Resources Corp.

Director and Officer

Verb Exchange Inc.

Director

Michael Jervis, Director, Age 68.  Mr. Jervis is an experienced telecommunications professional with an extensive background in telephony and subscription television.  Mr. Jervis was Chief Operating Officer for Multivision Communications Corp. until May 2001 at which time he then became an independent business consultant.  In addition to serving on the board of Turinco, Mr. Jervis is on the board of Multivision Communications Corp, Bolivia’s largest subscription television and wireless data provider deploying MMDS technology.

Item 9.01

Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired.

The Company will file financial statements under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

          (b)  Pro forma financial information.

The Company will file pro forma financial information under cover of Form 8-K no later than 71 calendar days after the date this Report is required to be filed.

(c) Exhibits.

2.0

Agreement and Plan of Reorganization (the “Agreement”) between Turinco, Inc. and Arvana Networks, Inc. and the Shareholders of Arvana dated August 18, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TURINCO, INC.

DATE:  August 19, 2005

/s/ Leonard Gordon

Leonard Gordon, Chief Financial Officer